Exhibit 32.1
CERTIFICATION
     Pursuant to 18 USC §1350, the undersigned officer of The St. Joe Company (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wm. Britton Greene
Wm. Britton Greene
Chief Executive Officer

Dated: February 24, 2009